Computation of Per Share Earnings
Exhibit 11.1

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For the Fiscal Years Ended
                               October 25,    October 27,    October 28,
                                   1996          1995             1994
Adjusted shares outstanding
Weighted average common
   shares outstanding          3,767,083      3,318,649      3,223,741
Warrants                       3,383,800      3,404,801      3,408,801
Stock options                    795,759        967,461      1,120,222
                               ---------      ---------      ---------
   Total common shares and
      common share equivalents 7,946,642      7,690,911      7,752,764
20% common stock limitation     (319,728)      (663,730)      (644,748)
                               ---------      ---------      ---------
   Adjusted weighted average
      shares outstanding       7,626,914      7,027,181      7,108,016

Adjusted net earnings
Net earnings                 $12,895,000    $ 9,838,000    $ 3,179,000
Adjustment for 20% common
   stock limitation                    -         27,000        184,000
                               ---------      ---------      ---------
   Adjusted earnings for
      computation of earn-
      ings per share         $12,895,000    $ 9,865,000    $ 3,363,000

Earnings per share
Adjusted earnings for comp-
   utation of earnings
      per share              $12,895,000    $ 9,865,000    $ 3,363,000
Adjusted weighted average
   shares outstanding          7,626,914      7,027,181      7,108,016

Earnings per common share          $1.69         $1.40           $0.47

Note:

Primary earnings per share and fully diluted earnings per share were substantially the same in all periods presented.

The modified treasury stock method is used to calculate net earnings per common share. The calculation uses the weighted average number of common shares outstanding and, when fully dilutive, common equivalent shares outstanding (warrants and stock options). Under this method, all warrants and options are assumed to be exercised and up to 20% of common shares outstanding are assumed to be repurchased. The remaining proceeds, if any, are then assumed to be used to reduce debt and the resulting reduction in interest expense is added back to net earnings for calculation of earnings per share.


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